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                                                             EXHIBIT 22(g)(2)(a)

                            GLOBAL CUSTODY AGREEMENT
                                     BETWEEN
                             JPMORGAN CHASE BANK AND
                        GARTMORE VARIABLE INSURANCE TRUST

                          Amended as of January 1, 2004

FUND NAME

Gartmore GVIT Nationwide Fund (formerly Gartmore GVIT Total Return Fund)

Gartmore GVIT Growth Fund

Gartmore GVIT Government Bond Fund

Gartmore GVIT Money Market Fund

Gartmore GVIT Money Market Fund II

Gartmore GVIT Worldwide Leaders Fund

J.P. Morgan GVIT Balanced Fund

Comstock GVIT Value Fund

Van Kampen GVIT Multi Sector Bond Fund (formerly MAS GVIT Multi Sector Bond
Fund)

Federated GVIT High Income Bond Fund

Nationwide GVIT Strategic Value Fund

Gartmore GVIT Mid Cap Growth Fund (formerly Strong GVIT Mid Cap Growth Fund)

Dreyfus GVIT Mid Cap Index Fund

GVIT Small Cap Growth Fund

GVIT Small Company Fund

GVIT Small Cap Value Fund

Turner GVIT Growth Focus Fund

Gartmore GVIT Global Technology and Communications Fund

Gartmore GVIT Global Health Sciences Fund

Gartmore GVIT Nationwide Leaders Fund

Gartmore GVIT Emerging Markets Fund

Gartmore GVIT International Growth Fund

Gartmore GVIT U.S. Growth Leaders Fund

Gartmore GVIT Global Utilities Fund

Gartmore GVIT Global Financial Services Fund

Gartmore GVIT Investor Destinations Aggressive Fund

Gartmore GVIT Investor Destinations Moderately Aggressive Fund

Gartmore GVIT Investor Destinations Moderate Fund

Gartmore GVIT Investor Destinations Moderately Conservative Fund

Gartmore GVIT Investor Destinations Conservative Fund

Gartmore GVIT Micro Cap Equity Fund

Dreyfus GVIT International Value Fund

GVIT Equity 500 Index Fund

Gartmore GVIT Developing Markets Fund

Gartmore GVIT Nationwide Principal Protected Fund

Gartmore GVIT Asia Pacific Leaders Fund

Gartmore GVIT European Leaders Fund

Gartmore GVIT Global Small Companies Fund

Gartmore GVIT OTC Fund